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                                                                    Exhibit 5.1

                                October 10, 1996



Quintel Entertainment, Inc.
One Blue Hill Plaza
Pearl River, New York 10965


                    RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 to be filed by Quintel Entertainment, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,213,000 shares of Common Stock of the Company (the "Shares"), including 3,200,000 shares of Common Stock being sold by certain selling stockholders of the Company and 13,000 shares being sold by this firm.

        As counsel to the Company, in connection with the above described transactions, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our

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October 10, 1996
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name wherever appearing in said Registration Statement, including in each
Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,



                                        FEDER, KASZOVITZ, ISAACSON
                                          WEBER, SKALA & BASS LLP